         UNDERWRITER'S WARRANT AGREEMENT dated as of May 14, 1997 by and between HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation (the "Company"), and JOSEPH STEVENS & COMPANY, INC. ("Joseph Stevens") (Joseph Stevens is hereinafter referred to variously as the "Holder" or the "Underwriter").

                             W I T N E S S E T H:

         WHEREAS, the Company proposes to issue to the Underwriter or its designee(s) warrants ("Warrants") to purchase up to 200,000 shares of the Company's common stock, no par value per share ("Common Stock"); and

         WHEREAS, the Underwriter has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof between the Underwriter and the Company in connection with the proposed public offering of 2,000,000 units (the "Units") at a public offering price of $4.00 per Unit, each Unit consisting of one (1) share of Common Stock and one (1) redeemable Common Stock purchase warrant ("Redeemable Warrants"), each Redeemable Warrant to purchase one (1) additional share of Common Stock; and

         WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Underwriter in consideration for, and as part of the Underwriter's compensation in connection with, Joseph Stevens acting as the Underwriter pursuant to the Underwriting Agreement;

         NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of twenty dollars and no cents ($20.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. GRANT. The Underwriter (or its designee(s)) is hereby granted the right to purchase, at any time from May 14, 1998 until 5:00 p.m., New York time, on May 13, 2002, up to 200,000 shares of Common Stock at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $6.60 per share subject to the terms and conditions of this Agreement.

         2. WARRANT CERTIFICATES. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

         3.   EXERCISE OF WARRANT.

         3.1 METHOD OF EXERCISE. The Warrants are initially exercisable at an initial exercise price per share set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate, together with the annexed Form of Election to Purchase duly executed and payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal offices in Honolulu, Hawaii (presently located at 248 Mokauea Street, Honolulu, Hawaii 96819) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Common Stock represented thereby. In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

         3.2 EXERCISE BY SURRENDER OF WARRANT. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock as to which the Warrants are being exercised, multiplied by (y) a fraction, the numerator of which is the Market Price (as defined in Section 3.3 hereof) of the Common Stock minus the Exercise Price of the Common Stock and the denominator of which is the Market Price per share of Common Stock. Solely for the purposes of this Section 3.2, Market Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 14 hereof ("Notice Date") or (ii) as the average of the Market Price for each of the five trading days immediately preceding the Notice Date, whichever of (i) or (ii) results in a greater Market Price.

         3.3  DEFINITION OF MARKET PRICE.

         (a) As used herein, the phrase "Market Price" of the Common Stock at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or by the Nasdaq National Market ("Nasdaq National Market") or the Nasdaq Small Cap Market ("Nasdaq Small Cap"), or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), the average closing bid price as furnished by the National Association of Securities Dealers, Inc: ("NASD") through Nasdaq or similar organization if Nasdaq is no longer reporting such information.

         (b) If the Market Price of the Common Stock cannot be determined pursuant to Section 3.3(a) above, the Market Price of the Common Stock shall be determined in good faith (using customary valuation methods) by resolution of the members of the Board of Directors of the Company, based on the best information available to it.

         4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event such issuance shall be made within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of SECTIONS 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof.

         The Warrant Certificates and the certificates representing the shares of Common Stock underlying the Warrants or other securities, property or rights shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5. RESTRICTION ON TRANSFER OF WARRANTS. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the effective date of the Company's Registration Statement on form SB-2 (Registration No. 333-18289) (the "Registration Statement"), except to officers of the Underwriter.

         6.   EXERCISE PRICE.

         6.1 INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $6.60 per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

         6.2 EXERCISE PRICE. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7.   REGISTRATION RIGHTS.

         7.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Warrants and the shares of Common Stock underlying the Warrants and the other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in part or in whole, of the Warrants, certificates representing the shares of Common Stock underlying the Warrants, and the other securities issuable upon exercise of the Warrants shall bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered, sold, pledged, hypothecated, assigned or transferred except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

         7.2 PIGGYBACK REGISTRATION. If, at any time commencing after the date hereof and expiring seven (7) years after the effective date of the Registration Statement, the Company proposes to register any of its securities under the Act (other than pursuant to Form S-8, S-4 or a comparable registration statement) the Company will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Underwriter and to all other Holders of the Warrants and/or the Warrant Securities of its intention to do so. If the Underwriter or other Holders of the Warrants and/or Warrant Securities notifies the Company within twenty (20) days after receipt of any such notice of its or their desire to include any of the shares of Common Stock underlying the Warrants or any other securities issuable upon exercise of the Warrants in such proposed registration statement, the Company shall afford the Underwriter and such Holders of the Warrants and/or Warrant Securities the opportunity to have any of the shares of Common Stock underlying the Warrants or any other securities issuable upon exercise of the Warrants registered under such registration statement.

         Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         7.3  DEMAND REGISTRATION.

         (a)  At any time commencing after the date hereof and expiring five
(5) years after the effective date of the Registration Statement, the Holders of the Warrants and/or Warrant Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Underwriter and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective shares of Common Stock underlying the Warrants or any other securities issuable upon exercise of the Warrants for nine (9) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Company within ten (10) days after receiving notice from the Company of such request; provided. however, upon receipt of a request for a registration pursuant to this SECTION 7.3, the Company may, one time, in any 12 month period (i) postpone the filing of a registration statement for a period not to exceed ninety (90) days from the date of receipt of such request, if the President of the Company furnishes to the Holders requesting registration a certificate signed by the Company's President stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company for a public offering of the Company's securities to be commenced in the near future or
(ii) postpone the filing of a registration statement for a period not to exceed ninety (90) days from the effective date of any registration statement relating to a primary underwritten offering of securities of the Company which has been declared effective prior to the date of receipt of a request for registration. If the Company so determines to postpone a registration requested by the Holders pursuant to this SECTION 7.3, it shall promptly notify the requesting Holders of such determination including the reason therefor, whereupon the requesting Holders shall be entitled to withdraw such request and such registration shall not count as a registration under this SECTION 7.3. In addition, the Company may, one time, in any 12 month period, suspend the effectiveness of any registration statement filed pursuant to this SECTION 7.3 for a period of forty-five (45) days, if the President of the Company furnishes to the Holders of securities registered pursuant to this SECTION 7.3 a certificate signed by the Company's President stating that the Board of Directors of the Company has determined, upon advice of counsel, that it would be required to disclose any significant corporate development which disclosure would have a material effect on the Company; provided, however, that the period of time which such registration statement is required to be effective shall be increased by the number of days that the registration statement was suspended (the "Suspension Period"); and provided, further, that the Company shall furnish to each Holder of securities registered pursuant to SECTION 7.3 a notice stating that the Suspension Period has been terminated within three (3) business days following the date of such termination..

         (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Securities within ten (10) days from the date of the receipt of any such registration request.

         (c) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the applicable securities within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in Section 7.3(a) of a

Majority of the Holders of the Warrants and/or Warrant Securities, the Company shall have the option upon the written concurrence of a Majority of the Holders of the Warrants and/or Warrant Securities to repurchase (i) any and all Warrant Securities at the higher of the Market Price per share of Common Stock on (x) the date of the notice sent pursuant to Section 7.3(a) or (y) the expiration of the period specified in Section 7.4(a) and (ii) any and all Warrants at such Market Price less the Exercise Price of such Warrant. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 7.4(a) or (ii) the delivery of the written notice of election specified in this Section 7.3(c).

         (d) In addition to the registration rights under Section 7.2 and subsection (a) of this Section 7.3, at any time commencing after the date hereof and expiring five (5) years thereafter, any Holder of Warrants and/or Warrant Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for nine (9) consecutive months by any such Holder of its shares of Common Stock underlying the Warrants or any other securities issuable upon exercise of the Warrants provided, however, that the provisions of Section 7.4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request.

         7.4 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

         (a) The Company shall use its best efforts to file a registration statement within forty-five (45) days of receipt of any demand therefor, shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

         (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 7.3(d). If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall be liable for any equitable or other relief available at law to the Holder(s) requesting registration of their Warrant Securities, excluding consequential damages.

         (c) The Company will take all necessary action which may be required in qualifying or registering the securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         (d) The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities

Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 7 of the Underwriting Agreement. The Company further agree(s) that upon demand by an indemnified person, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 7.4(d) any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Company or such indemnified person as a direct result of the Holder(s) or such person's gross negligence or willful misfeasance will be promptly repaid to the Company.

     (e) The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company. The Holder(s) further agree(s) that upon demand by an indemnified person, at any time or from time to time, they will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Holder(s) have indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this
Section 7.4(e) any such payment or reimbursement by the Holder(s) of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Company or such indemnified person as a direct result of the Company or such person's gross negligence or willful misfeasance will be promptly repaid to the Holder(s).

     (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

    (g) The Company shall not permit the inclusion of any securities other than the Warrant Securities to be included in any registration statement filed pursuant to Section 7.3 hereof, or permit any registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.3 hereof, without the prior written consent of the Holders of the Warrants and Warrant Securities representing a Majority of such securities (assuming the exercise of all of the Warrants) other than (i) the Warrant Securities or (ii) any securities issuable upon the exercise of that certain common stock purchase warrant dated May 24, 1996 issued to Leisure Fund Ltd. in accordance with the registration rights of such warrant, as in effect on the date hereof, unless such party shall have waived such registration rights.

     (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

     (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

     (j) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

     (k) The Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Warrant Securities requested to be included in such underwriting, which may be the Underwriter. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

     (1) In addition to the Warrant Securities, upon the written request therefor by any Holder(s), the Company shall include in the registration statement any other securities of the Company held by such Holder(s) as of the date of filing of such registration statement, including without limitation, restricted shares of Common Stock, options, warrants or any other securities convertible into shares of Common Stock.

     (m) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Securities shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

          8. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

          8.1 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          8.2 STOCK DIVIDENDS AND DISTRIBUTIONS. In case the Company shall pay dividend in, or make a distribution of, shares of Common Stock or of the Company's capital stock convertible into Common Stock, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8.2 shall be made as of the record date for the subject stock dividend or distribution.

          8.3 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Warrant Securities issuable upon the exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest whole number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          8.4 DEFINITION OF COMMON STOCK. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as may be amended or restated as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

          8.5 MERGER OR CONSOLIDATION OR SALE.

     (a) In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the

Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this
Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

     (b) In the event of (i) the sale by the Company of all or substantially all of its assets, or (ii) the engagement by the Company or any of its affiliates in a "Rule 13e-3 transaction" as defined in paragraph (a)(3) of Rule 13e-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or (iii) a distribution to the Company's stockholders of any cash, assets, property, rights, evidences of indebtedness, securities or any other thing of value, or any combination thereof, the Holders of the unexercised Warrants shall receive notice of such sale, transaction or distribution twenty (20) days prior to the date of such sale or the record date for such transaction or distribution, as applicable, and, if they exercise such Warrants prior to such date, they shall be treated as holders of Common Stock of the Company upon the consummation of such transaction or distribution.

          8.6 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than ten cents (10 CENTS) per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least ten cents (10 CENTS) per Warrant Security.

          9. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of shares of Common Stock in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

          10. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

          11. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on Nasdaq National Market or Nasdaq Small Cap Market.

          12. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

     (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

     (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

     (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution. convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

        13. [INTENTIONALLY OMITTED]

        14. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

     (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

     (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

        15. SUPPLEMENTS AND AMENDMENTS. The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of

Warrant Certificates (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Warrant Certificates.

         16. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         17. TERMINATION. This Agreement shall terminate at the close of business on May 13, 2004. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on May 13, 2009.

         18. GOVERNING LAW, SUBMISSION TO JURISDICTION. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         The Company, the Underwriter and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction. which jurisdiction shall be exclusive. The Company, the Underwriter and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Underwriter and the Holders

(at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address as set forth in Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Underwriter and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         19. ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) and the Redeemable Warrant Agreement contain the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         20. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         21. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         22. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder(s) of the Warrant Certificates or Warrant Securities.

         23. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall to either constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       HAWAIIAN NATURAL WATER COMPANY, INC.



                                       By: /s/ Marcus Bender
                                           -------------------------------------
                                           Name:  Marcus Bender
                                           Title: Chief Executive Officer

Attest:



/s/  Brian Barbata
---------------------------------------
Secretary



                                       JOSEPH STEVENS & COMPANY, INC.



                                       By: /s/  ENRICO SUPPA
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A


                        [FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO
(i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR
(iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER. THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                          EXERCISABLE ON OR BEFORE
                   5:00 P.M., NEW YORK TIME, MAY 13, 2002

No. UW-001                                                      200,000 Warrants


                             WARRANT CERTIFICATE

         This Warrant Certificate certifies that Joseph Stevens & Company, Inc., or registered assigns, is the registered holder of 200,000 Warrants to purchase initially, at any time from May 14, 1998 until 5:00 p.m. New York time on May 13, 2002 ("Expiration Date"), up to 200,000 shares of common stock, no par value ("Common Stock"), of HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $6.60 per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the warrant agreement dated as of May 14, 1997 between the Company and Joseph Stevens & Company, Inc. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

         No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such Warrant.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of             , 1997


                                       HAWAIIAN NATURAL WATER COMPANY, INC.



[SEAL]                                 By:
                                           -------------------------------------
                                           Marcus Bender
                                           Chief Executive Officer

Attest:



---------------------------------------
Secretary

           [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of HAWAIIAN NATURAL WATER COMPANY, INC. in the amount of $_________, all in accordance with the terms of Section 3.1 of the Underwriter's Warrant Agreement dated as of May 14, 1997 between HAWAIIAN NATURAL WATER COMPANY, INC. and Joseph Stevens & Company, Inc. The undersigned requests that certificates for such securities be registered in the name of __________________ whose address is ______________________________ and that such certificates be delivered to
________________________________ whose address is _________________________.

Dated:


                                       Signature________________________________
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of the Warrant Certificate.)


                                       _________________________________________
                                       (Insert Social Security or Other
                                       Identifying Number of Holder)

           [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ shares of Common Stock all in accordance with the terms of Section 3.2 of the Underwriter's Warrant Agreement dated as of May 14, 1997 between HAWAIIAN NATURAL WATER COMPANY, INC. and Joseph Stevens & Company, Inc. The undersigned requests that certificates for such securities be registered in the name of __________________ whose address is ______________________________ and that such certificates be delivered to ______________________________ whose address is _________________________.

Dated:

                                       Signature________________________________
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of the Warrant Certificate.)


                                       _________________________________________
                                       (Insert Social Security or Other
                                       Identifying Number of Holder)

                            [FORM OF ASSIGNMENT]



           (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)


         FOR VALUE RECEIVED __________ hereby sells, assigns and transfers unto

________________________________________________________________________________

                (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
__________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________________________     Signature:_______________________________
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of the Warrant Certificate.)



                                       _________________________________________
                                       (Insert Social Security or Other
                                       Identifying Number of Holder)